Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 ASR No. 333-263720) of Bath & Body Works, Inc.,
(2)Registration Statement (Form S-8 No. 333-265379) pertaining to the Bath & Body Works, Inc. Associate Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-262626) pertaining to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan,
(4)Registration Statement (Form S-8 No. 333-251226) pertaining to the L Brands, Inc. 2020 Stock Option and Performance Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-206787) pertaining to the L Brands, Inc. 2015 Stock Option and Performance Incentive Plan, and
(6)Registration Statement (Form S-8 No. 333-176588) pertaining to the Limited Brands, Inc. 2011 Stock Option and Performance Plan;

of our reports dated March 22, 2024, with respect to the consolidated financial statements of Bath & Body Works, Inc. and the effectiveness of internal control over financial reporting of Bath & Body Works, Inc. included in this Annual Report (Form 10-K) of Bath & Body Works, Inc. for the year ended February 3, 2024.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
March 22, 2024